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EXHIBIT 32.1

Certification of Chief Executive Officer
pursuant to 18 U.S.C. Section 1350, as adopted
pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

        In connection with Amendment No. 1 on Form 10-K/A of the Annual Report of Tangoe, Inc. for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Albert R. Subbloie, Jr., as Chief Executive Officer of Tangoe, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tangoe, Inc.

Date: April 25, 2012
/s/ Albert R. Subbloie, Jr. Albert R. Subbloie, Jr. President and Chief Executive Officer

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  EXHIBIT 32.1